WGT CONSULTANTS LTD.
Suite 410, 455 Granville Street
Vancouver, BC V6C 1T1

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report on the Hilltop Claims dated October 29, 2004 and my report dated August 10, 2004 entitled “Report on the Hilltop Claims” in the Form SB-2 Registration Statement to be filed by Southridge Enterprises Inc. with the United States Securities and Exchange Commission.

Dated the 13th day of January, 2005.

/s/ W.G. Timmins
W.G. TIMMINS, P.Eng.
Consulting Geologist